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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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        Date of Report (Date of earliest event reported): APRIL 29, 1999


                         THE ARNOLD PALMER GOLF COMPANY
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             (Exact name of registrant as specified in its charter)


   TENNESSEE                        0-921                         62-0331019
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(State of                    (Commission File No.)              (IRS Employer
incorporation)                                               Identification No.)


               6201 MOUNTAIN VIEW ROAD, OOLTEWAH, TENNESSEE 37363
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          (Address of principal executive offices, including zip code)


                                 (423) 238-5890
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              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

                  On April 29, 1999, the Arnold Palmer Golf Company (the "Company") announced the receipt of a proposal from APGC Holdings Company, LLC, for the acquisition of the Company pursuant to which the Company would be merged with APGC Holdings Company, LLC, or its subsidiary, in a cash-out merger with public shareholders of the Company receiving a price of $1.20 per share in cash. APGC Holdings Company, LLC, is a closely held company formed by Cindy L. Davis, President and Chief Executive Officer of The Arnold Palmer Golf Company, and certain directors and shareholders of the Company including John T. Lupton and Arnold D. Palmer. If the acquisition is consummated, the Company would terminate its registration as a reporting company under the Securities Exchange Act of 1934, as amended.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

             (a)   Not Applicable.

             (b)   Not Applicable.

             (c)   Exhibits. The following exhibit is being filed herewith:

                   28.1  Press Release of the Company dated April 29, 1999




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 29, 1999                       THE ARNOLD PALMER GOLF COMPANY


                                     By:  /s/ David J. Kirby
                                          --------------------------------------
                                          David J. Kirby, Vice President Finance